UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2016

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As reported by Masimo Corporation (“Masimo”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2015, Medtronic PLC (“Medtronic”) previously filed three separate inter partes review petitions with the Patent Trial and Appeal Board (the “PTAB”) of the U.S. Patent and Trademark Office, challenging several of the claims of U.S. Patent Nos. 8,560,034 (the “’034 Patent”), titled “Signal processing apparatus,” and 7,496,393 (the “’393 Patent”), also titled “Signal processing apparatus,” which are owned by Masimo. On April 27, 2016, the PTAB denied Medtronic’s petitions for review of all of the challenged claims of the ’034 Patent. On April 28, 2016, the PTAB granted Medtronic’s petition for review of certain claims of the ’393 Patent, and denied Medtronic’s petition for review of other claims of the ’393 Patent. Masimo intends to defend the claims of the ’393 Patent for which review was granted. The ’393 Patent expires in September 2016, and the ’034 Patent expires in October 2018.

The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: April 29, 2016	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)